Exhibit 99.1

Dragoneer Growth Opportunities Corp. III Announces Liquidation

San Francisco, March 10, 2023— Dragoneer Growth Opportunities Corp. III (Nasdaq: DGNU) (the “Company”) announced the following today:

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The Company anticipates that the Company will not be able to consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association.

•	Accordingly, the Company intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association.

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As part of that dissolution and liquidation, the Company will redeem all of the outstanding Class A ordinary shares that were included in its initial public offering (the “Public Shares”) at a per-share redemption price of approximately $10.00.

As of the close of business on March 24, 2023, the Public Shares will represent the right to receive the redemption amount. Upon redemption such Public Shares will be deemed cancelled.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trust account’s trustee to take all necessary actions to liquidate the trust account. The trust account’s proceeds will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares.

Record holders may redeem their shares for their pro-rata portion of the trust account’s proceeds by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action to receive the redemption amount. The redemption of the Public Shares is expected to be completed on March 24, 2023.

The Company’s initial stockholders have waived their redemption rights with respect to its outstanding ordinary shares issued before the Company’s initial public offering.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

About Dragoneer Growth Opportunities Corp. III

Dragoneer Growth Opportunities Corp. III is a blank check company formed by an affiliate of Dragoneer Investment Group, LLC (“Dragoneer”). Dragoneer is a growth-oriented investment firm with over $22 billion under management and a flexible mandate to invest into high-quality businesses in both the public and private markets. For over a decade, Dragoneer has partnered with management teams growing exceptional companies, characterized by sustainable differentiation and superior economic models. The firm seeks to deliver attractive returns while maintaining a focus on capital preservation and margin of safety. Dragoneer employs a rigorous diligence approach to identify the best businesses globally.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021, and in its subsequent quarterly reports on Form 10-Q, filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Cassandra Bujarski / Michelle Van Wyk

FGS Global

(310) 201-2040